Exhibit 10.45

GUARANTY

Dated as of April 30, 2010

FOR VALUE RECEIVED, the sufficiency of which is hereby acknowledged, and in consideration of credit and/or financial accommodation heretofore or hereafter from time to time made or granted to Global Geophysical Services, Inc. (the “Borrower”) by the Beneficiaries (as defined below), each of the undersigned Guarantors (each a “Guarantor” and, collectively, the “Guarantors”) hereby furnishes its guaranty (this “Guaranty”) of the Obligations (as hereinafter defined) to the Beneficiaries and to Bank of America, N.A. as administrative agent for the Lenders (the “Administrative Agent”) as follows:

1.             Guaranty.  Each Guarantor hereby absolutely and unconditionally guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all existing and future indebtedness and liabilities of every kind, nature and character, direct or indirect, absolute or contingent, liquidated or unliquidated, voluntary or involuntary and whether for principal, interest, premiums, fees indemnities, damages, costs, expenses or otherwise, owing to the Administrative Agent, any Lender, the L/C Issuer, the Swing Line Lender, any Hedge Bank, and any Cash Management Bank (as each such term is defined in the Credit Agreement and collectively referred to herein as the “Beneficiaries”) arising under that certain Credit Agreement dated as of April 30, 2010 (as amended, amended and restated, supplemented, extended, or otherwise modified from time to time, the “Credit Agreement”, the defined terms of which are used herein unless otherwise defined herein) among the Borrower, Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender, and the Lenders party thereto (the “Lenders”), the other Loan Documents and any instruments, agreements or other documents of any kind or nature now or hereafter executed in connection with the Credit Agreement (including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, attorneys’ fees and expenses incurred by the Administrative Agent or any other Beneficiary in connection with the collection or enforcement thereof), and whether recovery upon such indebtedness and liabilities may be or hereafter become unenforceable or shall be an allowed or disallowed claim under any proceeding or case commenced by or against any Guarantor or the Borrower under the Bankruptcy Code (Title 11, United States Code), any successor statute or any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally (collectively, “Debtor Relief Laws”), and including interest that accrues after the commencement by or against the Borrower of any proceeding under any Debtor Relief Laws (collectively, the “Obligations”).  The Administrative Agent’s books and records showing the amount of the Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon the Guarantor and conclusive absent manifest error for the purpose of establishing the amount of the Obligations.  This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any instrument or agreement evidencing any Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Obligations which might otherwise constitute a defense to the obligations of any Guarantor under this Guaranty, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.  Anything contained herein to the contrary notwithstanding, the obligations of each Guarantor hereunder at any time shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code (Title 11, United States Code) or any comparable provisions of any similar federal or state law after giving effect to the value of any rights of subrogation, contribution, reimbursement or indemnity of such Guarantor pursuant to applicable law or agreement, including Section 6(b) hereof.

2.             No Setoff or Deductions; Taxes; Payments.  Each Guarantor represents and warrants that it is organized and resident in the United States of America.  Each Guarantor shall make all payments hereunder without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless such Guarantor is compelled by law to make such deduction or withholding.  If any such obligation (other than one arising with respect to taxes based on or measured by the income or profits of any Beneficiary) is imposed upon any Guarantor with respect to any amount payable by it hereunder, such Guarantor will pay to the Administrative Agent for the benefit of itself and the other Beneficiaries, on the date on which such amount is due and payable hereunder, such additional amount in U.S. dollars as shall be necessary to enable the Administrative Agent and each other Beneficiary to receive the same net amount which the Administrative Agent or such Beneficiary would have received on such due date had no such obligation been imposed upon such Guarantor.  Each Guarantor will deliver promptly to the Administrative Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by such Guarantor hereunder.  The obligations of each Guarantor under this paragraph shall survive the payment in full of the Obligations and termination of this Guaranty.

3.             Rights of Administrative Agent and Beneficiaries.  Each Guarantor consents and agrees that the Administrative Agent and the other Beneficiaries may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof:  (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Obligations; (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent and the other Beneficiaries in their sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Obligations.  Without limiting the generality of the foregoing, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of such Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of such Guarantor.

4.             Certain Waivers.  Each Guarantor waives (a) any defense arising by reason of any disability or other defense of the Borrower or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of any Beneficiary) of the liability of the Borrower; (b) any defense based on any claim that such Guarantor’s obligations exceed or are more burdensome than those of the Borrower or any other guarantor; (c) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder; (d) any right to require the Administrative Agent or any other Beneficiary to proceed against the Borrower, proceed against or exhaust any security for the Indebtedness, or pursue any other remedy in the Administrative Agent’s or any other Beneficiary’s power whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by the Administrative Agent or any other Beneficiary; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties.  Each Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Obligations.

5.             Obligations Independent.  The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Obligations and the obligations of any other guarantor, and a separate action may be brought against each Guarantor to enforce this Guaranty whether or not the Borrower, any other Guarantor, or any other person or entity is joined as a party.

6.             Subrogation; Contribution.

(a)           No Guarantor shall exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Obligations and any amounts payable under this Guaranty have been indefeasibly paid and performed in full and any commitments of the Lenders or facilities provided by the Lenders with respect to the Obligations are terminated.  If any amounts are paid to the Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Beneficiaries and shall forthwith be paid to the Administrative Agent for the benefit of the Beneficiaries to reduce the amount of the Obligations, whether matured or unmatured.

(b)           The Guarantors hereby agree, as among themselves, that if any Guarantor or any other guarantor of the Obligations shall become an Excess Funding Guarantor (as defined below) (but subject to the succeeding provisions of this Section 6(b)), to pay to such Excess Funding Guarantor an amount equal to such Guarantor’s Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, assets, liabilities and debts of such Excess Funding Guarantor) of such Excess Payment (as defined below).  The payment obligation of any Guarantor to any Excess Funding Guarantor under this Section 6(b) shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Guarantor under the other provisions of this Guaranty, and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess except as provided in Section 6(a) above or in any similar provision of any other guaranty of the Obligations.  For purposes hereof, (i) “Excess Funding Guarantor” shall mean, in respect of any obligations arising under the other provisions of this Guaranty and any similar provisions of any other guaranty of the Obligations (hereafter, the “Guarantied Obligations”), a Guarantor or any other guarantor of the Obligations that has paid an amount in excess of its Pro Rata Share of the Guarantied Obligations; (ii) “Excess Payment” shall mean, in respect of any Guarantied Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guarantied Obligations; and (iii) “Pro Rata Share”, for purposes of this Section 6(b), shall mean, for any Guarantor or any other guarantor of the Obligations, the ratio (expressed as a percentage) of (x) the amount by which the aggregate present fair saleable value of all of its assets and properties exceeds the amount of all debts and liabilities of such guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such guarantor under this Guaranty or the other applicable guaranty) to (y) the amount by which the aggregate present fair saleable value of all assets and other properties of the Borrower, all of the Guarantors and all of the other guarantors of the Obligations exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Borrower under the Credit Agreement, the Guarantors hereunder and any other guarantors of the Obligations under the applicable guaranties) of the Borrower, all of the Guarantors and all of the other guarantors of the Obligations, all as of the Closing Date (if any Guarantor becomes a party hereto (or any other guarantor of the Obligations becomes a party to the applicable guaranty) subsequent to the Closing Date, then for purposes of this Section 6(b) such subsequent guarantor shall be deemed to have been a guarantor of the Obligations as of the Closing Date and the information pertaining to, and only pertaining to, such guarantor as of the date such guarantor became a guarantor of the Obligations shall be deemed true as of the Closing Date).

7.             Termination; Reinstatement.  This Guaranty is a continuing and irrevocable guaranty of all Obligations now or hereafter existing and shall remain in full force and effect until all Obligations and any other amounts payable under this Guaranty are indefeasibly paid in full in cash and any commitments of the Lenders or facilities provided by the Lenders with respect to the Obligations are terminated.  Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Borrower or any Guarantor is made, or the Administrative Agent or any other Beneficiary exercises its right of setoff, in respect of the Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or any other Beneficiary in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Administrative Agent or any other Beneficiary is in possession of or has released this Guaranty and regardless of any prior revocation, rescission, termination or reduction.  The obligations of each Guarantor under this paragraph shall survive termination of this Guaranty.

8.             Subordination.  Each Guarantor hereby subordinates the payment of all obligations and indebtedness of the Borrower owing to such Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of the Borrower to such Guarantor as subrogee of the Administrative Agent or any other Beneficiary or resulting from such Guarantor’s performance under this Guaranty, to the indefeasible payment in full in cash of all Obligations.  If the Administrative Agent so requests, any such obligation or indebtedness of the Borrower to such Guarantor shall be enforced and performance received by such Guarantor as trustee for the Administrative Agent and the other Beneficiaries, and the proceeds thereof shall be paid over to the Administrative Agent on account of the Obligations, but without reducing or affecting in any manner the liability of such Guarantor under this Guaranty.

9.             Stay of Acceleration.  In the event that acceleration of the time for payment of any of the Obligations is stayed, in connection with any case commenced by or against any Guarantor or the Borrower under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by each Guarantor immediately upon demand by the Administrative Agent.

10.          Expenses.  Each Guarantor shall pay on demand all out-of-pocket expenses incurred by the Administrative Agent, any Lender or any L/C Issuer (including attorneys’ fees and expenses and the allocated cost and disbursements of internal legal counsel) in any way relating to the enforcement or protection of its rights under this Guaranty or in respect of the Obligations, including any incurred during any “workout” or restructuring in respect of the Obligations and any incurred in the preservation, protection or enforcement of any rights of the Administrative Agent, any Lender or any L/C Issuer in any proceeding any Debtor Relief Laws.  The obligations of each Guarantor under this paragraph shall survive the payment in full of the Obligations and termination of this Guaranty.

11.          Miscellaneous.  No provision of this Guaranty may be waived, amended, supplemented or modified, except by a written instrument executed by the Administrative Agent and the Guarantors.  No failure by the Administrative Agent or any other Beneficiary to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity.  The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision herein.  Unless otherwise agreed by the Administrative Agent and the Guarantors in writing, this Guaranty is not intended to supersede or otherwise affect any other guaranty now or hereafter given by any Guarantor for the benefit of the Administrative Agent or any other Beneficiary or any term or provision thereof.

12.          Condition of Borrower.  Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrower and any other guarantor such information concerning the financial condition, business and operations of the Borrower and any such other guarantor as such Guarantor requires, and that neither the Administrative Agent nor any other Beneficiary has any duty, and such Guarantor is not relying on the Administrative Agent or any other Beneficiary at any time, to disclose to such Guarantor any information relating to the business, operations or financial condition of the Borrower or any other guarantor (the guarantor waiving any duty on the part of the Administrative Agent or any other Beneficiary to disclose such information and any defense relating to the failure to provide the same).

13.          Setoff.  If and to the extent any payment is not made when due hereunder, the Administrative Agent and each other Beneficiary may setoff and charge from time to time any amount so due against any or all of any Guarantor’s accounts or deposits with the Administrative Agent or such Beneficiary.

14.          Representations and Warranties.  Each Guarantor represents and warrants that (a) it is duly organized and in good standing under the laws of the jurisdiction of its organization and has full capacity and right to make and perform this Guaranty, and all necessary authority has been obtained; (b) this Guaranty constitutes its legal, valid and binding obligation enforceable in accordance with its terms (except as may be limited by (i) applicable Debtor Relief Laws and (ii) general principles of equity whether applied by a court of law or equity); (c) the making and performance of this Guaranty does not and will not violate the provisions of any applicable law, regulation or order, and does not and will not result in the breach of, or constitute a default or require any consent under, any material agreement, instrument, or document to which it is a party or by which it or any of its property may be bound or affected; and (d) all consents, approvals, licenses and authorizations of, and filings and registrations with, any governmental authority required under applicable law and regulations for the making and performance of this Guaranty have been obtained or made and are in full force and effect.

15.          Indemnification and Survival.  Without limitation on any other obligations of any Guarantor or remedies of the Administrative Agent or any other Beneficiary under this Guaranty, each Guarantor shall, to the fullest extent permitted by law, indemnify, defend and save and hold harmless the Administrative Agent and each other Beneficiary from and against, and shall pay on demand, any and all damages, losses, liabilities and expenses (including attorneys’ fees and expenses and the allocated cost and disbursements of internal legal counsel) that may be suffered or incurred by the Administrative Agent or such other Beneficiary in connection with or as a result of any failure of any Obligations to be the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms.  The obligations of each Guarantor under this paragraph shall survive the payment in full of the Obligations and termination of this Guaranty.

16.          GOVERNING LAW; Assignment; Jurisdiction; Notices.  THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.  This Guaranty shall (a) bind each Guarantor and its successors and assigns, provided that no Guarantor may assign its rights or obligations under this Guaranty without the prior written consent of the Administrative Agent (and any attempted assignment without such consent shall be void), and (b) inure to the benefit of the Administrative Agent and the other Beneficiaries and their successors and assigns and each Lender may, without notice to any Guarantor and without affecting any Guarantor’s obligations hereunder, assign, sell or grant participations in the Obligations and this Guaranty, in whole or in part.  Each Guarantor hereby irrevocably (i) submits to the non-exclusive jurisdiction of any United States Federal or State court sitting in the Borough of Manhattan in New York City, New York in any action or proceeding arising out of or relating to this Guaranty, and (ii) waives to the fullest extent permitted by law any defense asserting an inconvenient forum in connection therewith.  Service of process by the Administrative Agent or any other Beneficiary in connection with such action or proceeding shall be binding on each Guarantor if sent to such Guarantor by registered or certified mail at its address specified below or such other address as from time to time notified by such Guarantor.  Each Guarantor agrees that each Lender may disclose to any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations of all or part of the Obligations any and all information in such Lender’s possession concerning any Guarantor, this Guaranty and any security for this Guaranty.  All notices and other communications to any Guarantor under this Guaranty shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier to such Guarantor at its address set forth below its signature page hereto or at such other address in the United States as may be specified by such Guarantor in a written notice delivered to the Administrative Agent at such office as the Administrative Agent may designate for such purpose from time to time in a written notice to the Borrower.

17.          WAIVER OF JURY TRIAL; FINAL AGREEMENT.  TO THE EXTENT ALLOWED BY APPLICABLE LAW, EACH GUARANTOR, THE ADMINISTRATIVE AGENT, AND EACH OTHER BENEFICIARY IRREVOCABLY WAIVE TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM, SUIT OR PROCEEDING ON, ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE OBLIGATIONS.  THIS GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

18.          Additional Guarantors.  Any Subsidiary of the Borrower that is required pursuant to the Credit Agreement to enter into a guaranty on substantially similar terms as those set forth herein after the date hereof shall become a Guarantor for all purposes of this Guaranty upon execution and delivery by such Subsidiary of a supplement in the form of Annex I to the Security Agreement.

19.          Several Enforcement.  This Guaranty shall apply to each Guarantor and may be enforced against each Guarantor as if each Guarantor had executed a separate agreement.  No Guarantor shall have any contractual rights or obligations against any other Guarantor under this Guaranty, including any rights to have this Guaranty enforced ratably or any right to restrict the amendment or waiver hereof with respect to another Guarantor.

[The remainder of this page has been left blank intentionally.]

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Antonikia L. Thomas

Antonikia L. Thomas
Assistant Vice President

Signature Page to Guaranty

AUTOSEIS, INC.

By:	/s/ P. Mathew Verghese

Name: P. Mathew Verghese
Title: Senior VP and Chief Financial Officer

Notice Address:
13927 South Gessner Road
Missouri City, TX 77489

GGS INTERNATIONAL HOLDINGS, INC.

By:	/s/ P. Mathew Verghese

Name: P. Mathew Verghese
Title: Senior VP and Chief Financial Officer

Notice Address:
13927 South Gessner Road
Missouri City, TX 77489

Signature Page to Guaranty